CENTRAL SECURITIES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 10, 2010

     NOTICE is hereby given that the Annual Meeting of Stockholders of Central Securities Corporation will be held at The University Club, One West 54th Street, 7th Floor, New York, New York on Wednesday, March 10, 2010 at 11 A.M., for the following purposes:

     1. To elect a board of six directors;

     2. To act upon a proposal to ratify the selection of KPMG LLP as independent registered public accounting firm for the Corporation for the ensuing year; and

     3. To act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 22, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, and only stockholders of record on such date are entitled to vote on these matters at the meeting or any adjournment thereof.

By order of the Board of Directors

MARLENE A. KRUMHOLZ
Secretary

New York, New York
February 5, 2010

     A proxy is enclosed with this Notice and Proxy Statement. Please complete, SIGN and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs.

PROXY STATEMENT

February 5, 2010

CENTRAL SECURITIES CORPORATION
630 FIFTH AVENUE
NEW YORK, NEW YORK 10111
(Tel. No. 212-698-2020)

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about February 5, 2010 in connection with the solicitation of proxies by the Board of Directors of Central Securities Corporation (the “Corporation”) for use at the Annual Meeting of Stockholders of the Corporation to be held on March 10, 2010, or any adjournment thereof (the “Meeting”). Properly executed proxies received by the Corporation prior to the Meeting will be voted in accordance with the specific voting instructions indicated on the proxy. If no instructions are specified, the shares will be voted for the nominees for director and in favor of proposal (2). Any proxy may be revoked at any time before it is exercised at the Meeting by the delivery of written notice to the Secretary of the Corporation, by executing and delivering a later-dated proxy or by appearing and voting in person by ballot at the Meeting.

     The record date for stockholders entitled to vote at the Meeting is the close of business on January 22, 2010. On that date, the Corporation had outstanding 22,585,259 shares of Common Stock.

     The holders of the Corporation’s Common Stock shall be entitled to one vote per share. The presence, in person or by proxy, of a majority of the issued and outstanding stock of the Corporation shall constitute a quorum for the transaction of business at the Meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OF
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS,
AND OF EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 2009 regarding the share ownership of each person who is known to the Corporation to have been a beneficial owner of more than five percent of the Common Stock of the Corporation, of each nominee for election to the Board of Directors of the Corporation, of certain executive officers, and of all directors and executive officers as a group:

Name of Nominee to the Board of Directors, Officer, or Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Simms C. Browning*	5,081	(2)

Donald G. Calder*	76,595(3)	(2)

David C. Colander*	1,000	(2)

Jay R. Inglis*	2,526	(2)

Christian A. Johnson
Endeavor Foundation(4)	7,742,272	34.3
1060 Park Avenue
New York, New York 10128

Wilmot H. Kidd*	2,627,128(5)(7)	11.6
630 Fifth Avenue
New York, New York 10111

Mrs. Wilmot H. Kidd	2,627,128(5)(7)	11.6
1060 Park Avenue
New York, New York 10128

C. Carter Walker, Jr.*	565,636(6)(7)	2.5

Charles N. Edgerton	3,210	(2)

All directors and officers
as a group	2,786,749(7)	12.3

*	Indicates nominee for election to the Board of Directors.

     (1) Except as otherwise indicated, to the Corporation’s knowledge the beneficial owner had sole investment power and sole voting power with respect to the shares shown opposite the name of such beneficial owner.

     (2) As calculated on the basis of 22,585,259 shares of Common Stock outstanding on December 31, 2009, Messrs. Browning, Calder, Colander, Inglis and Edgerton each owned less than 1% of the outstanding Common Stock.

     (3) Includes 10,676 shares of Common Stock owned by Mr. Calder’s wife and 9,318 shares of Common Stock owned by the Donald Grant and Ann Martin Calder Foundation (the “Calder Foundation”). Mr. Calder is the President and Treasurer of the Calder Foundation. He disclaims beneficial ownership of all such shares.

     (4) Mrs. Wilmot H. Kidd, whose husband is the President of the Corporation, is President and Trustee of the Christian A. Johnson Endeavor Foundation.

     (5) An aggregate of 2,627,128 shares of Common Stock were included in the shares beneficially owned by each of Mr. and Mrs. Kidd. The shares set forth for each of Mr. Kidd and Mrs. Kidd include 401,800 shares of Common Stock owned by Mr. Kidd as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mrs. Kidd disclaims beneficial ownership; 990,472 shares of

(Footnotes continued on following page)

(Footnotes continued from previous page)

Common Stock owned by Mrs. Kidd or held in trusts for her benefit as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. Kidd disclaims beneficial ownership; and 1,208,931 shares of Common Stock held in trusts for the benefit of Mr. and Mrs. Kidd’s children and other family members as to which Mr. and Mrs. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership. The shares set forth for each of Mr. and Mrs. Kidd also include 25,925 shares of Common Stock held in trust for the benefit of the children of Mr. C. Carter Walker, Jr. as to which Mr. Kidd had shared investment power and shared voting power and as to which Mr. and Mrs. Kidd disclaim beneficial ownership.

     (6) Includes 36,509 shares of Common Stock owned by Mr. Walker’s wife as to which Mr. Walker had shared investment power and shared voting power and 470,327 shares of Common Stock held in trust for the benefit of Mrs. Wilmot H. Kidd or her children as to which Mr. Walker had shared investment power and shared voting power. Mr. Walker disclaims beneficial ownership of all such shares. Mr. Walker’s shares also include 8,200 shares pledged as collateral for a personal loan.

     (7) An aggregate of 470,327 shares of Common Stock as described in Note (6) were included in the shares beneficially owned by each of Mr. Kidd, Mrs. Kidd, and Mr. Walker.

VALUE OF BENEFICIAL SHARE OWNERSHIP BY DIRECTORS

     The dollar range of the value of equity securities of the Corporation beneficially owned by each director as of December 31, 2009 is as follows:

Dollar Range of
Independent Directors	Share Ownership

Simms C. Browning	$50,001 - $100,000
Donald G. Calder	Over $100,000
David C. Colander	$10,001 - $50,000
Jay R. Inglis	$10,001 - $50,000
C. Carter Walker, Jr.	Over $100,000

Interested Director

Wilmot H. Kidd	Over $100,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and persons who own more than ten percent of a registered class of the Corporation’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation’s knowledge, based solely on review of copies of such reports furnished to the Corporation and written representations that no other such reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

VOTING PROCEDURES

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to so vote. Shares of Common Stock represented by proxies which are marked “withhold authority” with respect to the election of any one or more nominees for election as director will not be voted with respect to the nominee or nominees so indicated. The ratification of the selection of the independent registered public accounting firm of the Corporation requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to so vote. Shares of Common Stock represented by proxies which are marked “abstain” with respect to this matter will be counted for the purpose of determining the number of shares present and entitled to vote, and shall therefore have the same effect as if the shares represented thereby were voted against such matter. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be treated as present but not entitled to vote at the Meeting for the purpose of determining the number of votes needed with respect to each item to be voted upon, and shall therefore have no effect on such vote.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors recommends the election of six directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If any nominee for director is unable or declines to serve, for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. All the nominees have consented to become directors and all except Mr. Colander were elected at the last Annual Meeting of Stockholders.

     Duly authorized proxies for Common Stock will be voted for the election of Mr. Simms C. Browning, Mr. Donald G. Calder, Mr. David C. Colander, Mr. Jay R. Inglis, Mr. Wilmot H. Kidd and Mr. C. Carter Walker, Jr.

     The following table indicates the age, principal occupations during the last five years and positions (if any) with the Corporation, and the year each nominee was first elected to the Board of Directors:

		Principal Occupations	Director of
		(last five years)	Corporation
		and Position (if any)	Continuously
Nominee	Age	with the Corporation	Since

Independent Directors:
Simms C. Browning	69	Retired since 2003; Vice President, Neuberger	2005
		Berman, LLC (asset management) prior thereto;
		Chairman, Central Securities Corporation

Donald G. Calder	72	President, G. L. Ohrstrom & Co., Inc. (private	1982
		investment firm); Director of Carlisle Companies
		Incorporated (manufacturing company)

David C. Colander	62	Professor of Economics, Middlebury College	2009

Jay R. Inglis	75	Vice President and General Counsel, International
		Claims Management, Inc. since 2006;	1973
		Executive Vice President, National Marine
		Underwriters prior thereto (both are insurance
		management companies)

C. Carter Walker, Jr	75	Private Investor	1974

Interested Director:
Wilmot H. Kidd	68	Investment and research - President, Central Securities	1972
		Corporation

     The address of each nominee is c/o Central Securities Corporation, 630 Fifth Avenue, New York, New York, 10111.

     The Board of Directors held ten regular meetings in 2009. All directors attended at least 75% of the meetings of the Board of Directors and meetings of the committees on which they served during the period they served as directors. The Board of Directors maintains an Audit Committee and a Nominating Committee. Both the Audit Committee and the Nominating Committee consist of Messrs. Browning, Calder, Colander, Inglis and Walker, each of whom are independent as defined in Section 803(A) of the NYSE Amex Exchange’s listing standards and none of whom are “interested persons” as defined under the Investment Company Act of 1940. The Board of Directors does not have a Compensation Committee.

     The Nominating Committee met twice during 2009. This committee is responsible for the review and recommendation of candidates for the Board of Directors. The committee operates subject to a charter which may be viewed on the Corporation’s website at www.centralsecurities.com. The Nominating Committee will consider director nominee recommendations by stockholders provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Corporation. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

     In making its recommendations, the Nominating Committee identifies candidates who meet the current needs of the Board. The Nominating Committee does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers, among other things, an individual’s judgment, background and experience including business experience, industry experience, and financial background. The Nominating Committee also considers whether the individual meets the independence requirements of the

NYSE Amex and whether the individual would be considered an “interested person” under the Investment Company Act of 1940. With respect to nomination of continuing directors, the individual’s past service to the Board is also considered. In addition, the Nominating Committee is guided by the following criteria: each Director should have integrity and the ability to work constructively with others; each Director should have sufficient time available to devote to the affairs of the Corporation in order to carry out the responsibilities of a Director; and each director should be free of any conflict which would interfere with the proper performance of the responsibilities of a Director. There are no differences in the manner in which the Nominating Committee evaluates nominees for directors if the nominee is recommended by a stockholder.

     The Audit Committee assists the Board of Directors by overseeing the accounting and financial reporting process of the Corporation and the audits of its financial statements. It operates subject to a charter which has been reviewed by the Audit Committee and approved and adopted by the Board of Directors. The Audit Committee charter may be viewed on the Corporation’s website at www.centralsecurities.com. The Audit Committee met four times during 2009.

     Stockholders may send written communications to any member of the Board of Directors c/o Corporate Secretary, Central Securities Corporation, 630 Fifth Avenue, New York, New York, 10111. All communications will be compiled by the Corporate Secretary and submitted to the director.

     Each of the Corporation’s directors is encouraged to attend the annual meeting of stockholders in person. All of the Corporation’s directors attended the Corporation’s 2009 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed the audited financial statements of the Corporation for the year ended December 31, 2009, and has met with management and KPMG LLP, the Corporation’s independent registered public accounting firm, to discuss the audited financial statements.

     The Audit Committee received from KPMG LLP written disclosures regarding their independence and the letter required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP their independence. In connection with its review, the Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

     Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s auditors are “independent”.

     Based on its review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report to Stockholders for the year ended December 31, 2009.

Members of the Audit Committee are:

Simms C. Browning
Donald G. Calder
David C. Colander
Jay R. Inglis
C. Carter Walker, Jr.

EXECUTIVE OFFICERS OF THE CORPORATION

     The executive officers of the Corporation are Mr. Wilmot H. Kidd, President, Mr. Charles N. Edgerton, Vice President and Treasurer, Ms. Marlene A. Krumholz, Vice President and Secretary, and Mr. Lawrence P. Vogel, Vice President. Information concerning Mr. Kidd is given above under “Election of Directors.” Mr. Edgerton, 65, was elected Vice President in 1989 and has been Treasurer since 1985. Ms. Krumholz, 46, was elected Secretary in 2001 and Vice President in 2009. Mr. Vogel, 53, joined the Corporation in November 2009. Mr. Vogel was a Vice President of Ameriprise Financial, Inc. from 2008 – 2009 and Senior Vice President, J. & W. Seligman & Co. Incorporated and Vice President, Seligman Group of Investment Companies prior thereto. Executive officers serve as such until the election of their successors. The Corporation hired Mr. Vogel to succeed Mr. Edgerton upon Mr. Edgerton’s planned retirement in 2010.

COMPENSATION

     The table below sets forth for all directors and for each of the three highest-paid executive officers the aggregate compensation received from the Corporation for 2009 for services in all capacities:

		Pension or
		Retirement
		Benefits Accrued
Name of Person,	Aggregate	as Part of
Position	Compensation	Expenses(1)

Simms C. Browning
Director, Chairman	$ 33,500
Donald G. Calder
Director	29,000
David C. Colander
Director(4)	13,750
Jay R. Inglis
Director	29,750
Dudley D. Johnson
Director(5)	18,087
C. Carter Walker, Jr.
Director	29,000
Wilmot H. Kidd
President and Director(2)	800,000	$36,750
William E. Sheeline
Vice President(5)	375,000
Charles N. Edgerton
Vice President and Treasurer	325,000 (3)	36,750

(1)	Represents contributions to the Corporation’s Profit Sharing Plan.

(2)	All remuneration received by Mr. Kidd was in his capacity as President of the Corporation.

(3)	Includes compensation of $30,000 accrued in 2009 deferred until January 2010.

(4)	Joined the Board of Directors during 2009.

(5)	Resigned during 2009.

     Each director who is not an officer is paid an annual retainer of $14,000, a fee of $1,000 for each Board of Directors meeting attended in person, and $750 for participating in a Board of Directors meeting by telephone. Each member of the Audit Committee and the Nominating Committee is paid $1,000 for each Committee meeting attended. The Chairman of the Board is paid an additional annual retainer of $5,000. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings. Effective January 1, 2010, the annual retainer paid to Directors will be increased to $16,000.

Profit Sharing Plan

     The Profit Sharing Plan (the “Plan”) allows contributions by the Corporation from its profits of up to 25% of an employee’s compensation; for the year ended 2009, the Corporation contributed 15% of employee compensation to the Plan, subject to Internal Revenue Code limitations. Generally, all salaried employees of the Corporation are eligible to participate in the Plan. The vested contributions credited to an employee’s account are payable at normal, early, or disability retirement, death or other termination of employment and may be paid in various forms, including a lump sum cash payment or a monthly annuity. Each participant’s benefits vest after three years of employment.

     Employees may withdraw the amounts of any voluntary contributions made prior to 1991 and may, under certain conditions, withdraw or borrow against vested Corporation contributions. Under the Plan, each employee is permitted to invest the assets in his account in the capital stock of one or more investment companies from a selection provided from time to time by the Plan Administrator. Such regulated investment companies include, among others, U.S. Treasury funds; corporate, government and international bond funds; and general and specialized stock funds.

PROPOSAL 2. RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     Pursuant to its charter, the Audit Committee is responsible for recommending the selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Corporation; and whether the service could enhance the Corporation’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals by a member under this delegation are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees and Services

     During the last two fiscal years, the Corporation engaged KPMG LLP for its services as follows:

	2009		2008
Audit fees	$56,000	(1)	$68,550	(1)
Audit-related fees	0		0
Tax fees	17,800	(2)	17,000	(2)
All other fees	0		0

Total	$73,800		$85,550

(1)	Includes fees for review of the semi-annual report to stockholders and audit of the annual report to stockholders.

(2)	Includes fees for services performed with respect to tax compliance and tax planning.

     All of the audit and tax services provided by KPMG LLP for fiscal year 2009 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

     At a meeting held January 27, 2010, a majority of the directors who were not “interested persons” (as defined under the Investment Company Act of 1940) selected KPMG LLP to act as independent registered public accountants for the Corporation during 2010. A representative of KPMG LLP is not expected to be present at the Corporation’s Annual Meeting of Stockholders.

     Stockholders are invited to ratify the selection of KPMG LLP as independent registered public accounting firm of the Corporation for the year 2010. KPMG LLP has no direct or material indirect financial interest in the Corporation other than its employment in such capacity.

     The Board of Directors recommends a vote FOR this proposal.

OTHER MATTERS

     The Board of Directors knows of no other matters which may properly be, and are likely to be, brought before the Meeting. However, if any proper matters are brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote thereon according to their best judgment.

2011 STOCKHOLDER PROPOSALS

     Any stockholder proposals for inclusion in the Corporation’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 (“14a-8 proposals”) must be received by the Corporation at its office at 630 Fifth Avenue New York, New York 10111 prior to October 9, 2010.

     Pursuant to Rule 14a-4 of the Securities and Exchange Act of 1934, the Corporation will have discretionary voting authority with respect to any non-Rule 14a-8 proposals for the 2011 Annual Meeting of Stockholders that are not received by the Corporation prior to December 23, 2010.

MISCELLANEOUS

     The Corporation will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Corporation may also solicit proxies by telephone or personal interview. The Corporation will request brokers, banks and nominees who hold stock in their names to furnish this proxy material to the beneficial owners thereof and to solicit proxies from them, and will reimburse such brokers, banks and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

     A copy of the Annual Report including financial statements for the year ended December 31, 2009 is enclosed.

     Please date, sign and return the enclosed proxy at your earliest convenience. No postage is required for mailing in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON MARCH 10, 2010

     This Proxy Statement and the Annual Report are available free of charge on the Corporation’s website at www.centralsecurities.com/financialreports.cfm

Central Securities Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:

	For	Withhold
01 - Simms C. Browning
	[ ]	[ ]

	For	Withhold
02 - Donald G. Calder
	[ ]	[ ]

	For	Withhold
03 - David C. Colander
	[ ]	[ ]

	For	Withhold
04 - Jay R. Inglis
	[ ]	[ ]

	For	Withhold
05 - Wilmot H. Kidd
	[ ]	[ ]

	For	Withhold
06 - C. Carter Walker, Jr.
	[ ]	[ ]

2.	Approval of KPMG LLP as independent registered public accounting firm for 2010.

For	Against	Abstain
[ ]	[ ]	[ ]

3.	In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	[ ]

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Central Securities Corporation

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting March 10, 2010

The undersigned hereby appoints WILMOT H. KIDD and MARLENE A. KRUMHOLZ, and each of them, as attorneys with power of substitution, to represent the undersigned at the annual meeting of stockholders of Central Securities Corporation to be held at The University Club, One West 54th Street, 7th Floor, New York, New York on March 10, 2010 at 11:00 o'clock A.M., and at any adjournment thereof, on all matters which may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of directors and FOR Proposal 2.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)